Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2017, in the Registration Statement (Form F-3) and related Prospectus of Atento S.A. dated August 18, 2017.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

São Paulo, Brazil

August 18, 2017